UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2016

Dimension Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37601	46-3942159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Memorial Drive, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 401-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At its Annual Meeting of Stockholders held on May 19, 2016 (the “Annual Meeting”), the stockholders of Dimension Therapeutics, Inc., a Delaware corporation (the “Company”) voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 8, 2016: (i) to elect two Class I directors, namely Drs. Alan B. Colowick, M.P.H., M.D. and Georges Gemayel, Ph.D., to hold office until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal (“Proposal 1”) and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 2”).

The Company’s stockholders approved the nominees recommended for election in Proposal 1 at the Annual Meeting.

Stockholders voted for directors as follows:

Class I Director Nominee	For	Abstain/Withheld	Broker Non-Votes
Alan B. Colowick, M.P.H., M.D.	20,915,911	1,440,754	221,045
Georges Gemayel, Ph.D.	20,852,201	1,504,464	221,045

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 22,575,154 voted for, 1,534 shares voted against and 1,022 shares abstained from voting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	DIMENSION THERAPEUTICS, INC.

	By:	/s/ Jean Franchi
Jean Franchi Chief Financial Officer